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                                                                 Exhibit 3.1(ii)

                     MINUTES OF FIRST SHAREHOLDERS' MEETING
                                       OR
                    ACTION BY WRITTEN CONSENT OF SHAREHOLDERS


         A Code of Regulations for the government of the Corporation was presented by _______________________________________.

         A vote was then taken upon the adoption of said regulations.

         All shares were cast in favor of their adoption, -0- shares dissenting.

         It appearing that a majority of the shares were in favor of the adoption of said regulations, the chairman declared them adopted and ordered them entered upon this record of proceedings.
Said regulations are in words and figures as follows:


                               CODE OF REGULATIONS
                                       OF
                       INTERNATIONAL TOTAL SERVICES, INC.

adopted by its shareholders entitled to vote for the government of the
Corporation:


                                   ARTICLE I
                            MEETING OF SHAREHOLDERS

         (a) ANNUAL MEETINGS. The annual meeting of the shareholders of this Corporation shall be held at the principal office of the Corporation, in ___________________, ___________________, on the second __________ in __________
of each year, at 10:00 o'clock A.M., if not a legal holiday, but if a legal
holiday, then on the day following at the same hour. The first annual   meeting
of the Corporation shall be held in ________.

         (b) SPECIAL MEETINGS of the shareholders of this Corporation shall be called by the Secretary, pursuant to a resolution of the Board of Directors, or upon the written request of two Directors, or by shareholders representing _____% of the shares issued and entitled to vote. Calls for special meetings shall specify the time, place and object or objects thereof, and no business other than that specified in the call therefor shall be considered at any such meetings.

         (c) NOTICE OF MEETINGS. A written or printed notice of the annual or any special meeting of the shareholders, stating the time and place and, in case of special meetings, the objects thereof, shall be given to each shareholder entitled to vote at such meeting appearing on the books of the Corporation, by mailing same to his address as the same appears on the records of the Corporation or of its Transfer Agent, or Agents, at least ____________________ (______) days before any such meeting; provided, however, that no failure or irregularity of notice of any annual meeting shall invalidate the same or any proceeding thereat.


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         All notices with respect to any shares which persons are jointly entitled may be given to that one of such persons who is named first upon the books of the Corporation and notice so given shall be sufficient notice to all the holders of such shares.

         (d) QUORUM. A majority in number of the shares authorized, issued and outstanding, represented by the holders of record thereof, in person or by proxy, shall be requisite to constitute a quorum at any meeting of shareholders, but less than such majority may adjourn the meeting of shareholders from time to time and at any such adjourned meeting any business may be transacted which might have been transacted if the meeting had been as originally called.

         (e) PROXIES. Any shareholder entitled to vote at a meeting of shareholders may be represented and vote thereat by proxy appointed by an instrument in writing, subscribed by each shareholder, or by his duly authorized attorney, and submitted to the Secretary at or before such meeting.



                                   ARTICLE II
                                      SEAL

         The seal of the Corporation shall be circular, about two inches in diameter, with the name of the Corporation engraved around the margin and the word "SEAL" engraved across the center. It shall remain in the custody of the Secretary, and it or a facsimile thereof shall be affixed to all certificates of the Corporation's shares. If deemed advisable by the Board of Directors, a duplicate seal may be kept and used by any other officer of the Corporation, or by any Transfer Agent of its shares.


                                   ARTICLE III
                                     SHARES

         SECTION 1.-CERTIFICATES. Certificates evidencing the ownership of shares of the Corporation shall be issued to those entitled to them by transfer or otherwise. Each certificate for shares shall bear a distinguishing number, the signature of the President or Vice-President, and of the Secretary or an Assistant Secretary, the seal of the Corporation, and such recitals as may be required by law. The certificates for shares shall be of such tenor and design as the Board of Directors from time to time may adopt.

         SECTION 2.-TRANSFERS. (a) The shares may be transferred on the proper books of the Corporation by the registered holders thereof, or by their attorneys legally constituted, or their legal representatives, by surrender of the certificate therefor for cancellation and a written assignment of the shares evidenced thereby. The Board of Directors may, from time to time, appoint Transfer Agents or Registrars of shares as it may deem advisable, and may define their powers and duties.

         (b) All endorsements, assignments, transfers, share powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the

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name of the Corporation by any two of the following officers, to wit: the
President or a Vice President, and the Treasurer or Secretary, or an Assistant Treasurer or an Assistant Secretary; or by any person or persons thereunto authorized by the Board of Directors.

         SECTION 3.-LOST CERTIFICATES. The Board of Directors may order a new certificate or certificates of shares to be issued in place of any certificate or certificates alleged to have been lost or destroyed, but in every such case the owner of the lost certificate or certificates shall first cause to be given to the Corporation a bond, with surety or sureties satisfactory to the Corporation in such sum as said Board of Directors may in its discretion deem sufficient as indemnity against any loss or liability that the Corporation may incur by reason of the issuance of such new certificates; but the Board of Directors may, in its discretion, refuse to issue such new certificate save upon the order of some court having jurisdiction in such matters pursuant to the statute made and provided.

         SECTION 4.-CLOSING OF TRANSFER BOOKS. The share transfer books of the Corporation may be closed by order of the Board of Directors for a period not exceeding ten (10) days prior to any meeting of the shareholders, and for a period not exceeding ten (10) days prior to the payment of any dividend. The time during which the books may be closed shall, from time to time, be fixed by the Board of Directors.


                                   ARTICLES IV
                                    DIRECTORS

         The number of members of the Board of Directors shall be determined pursuant to law, by resolution of the shareholders entitled to vote, but shall not be less than three (3) members. The election of Directors shall be held at the annual meeting of the shareholders, or at a special meeting called for that purpose.

         Directors shall hold office until the expiration of the term for which they were elected and shall continue in office until their respective successors shall have been duly elected and qualified.


                                    ARTICLE V
                             VACANCIES IN THE BOARD

         A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the Secretary, unless some other time is specified therein. In case of any vacancy in the Board of Directors, through death, resignation, disqualification, or other cause deemed sufficient by the Board, the remaining Directors, through less than a majority of the whole Board, by affirmative vote of a majority of those present at any duly convened meeting may, except as hereinafter provided, elect a successor to hold office for the unexpired portion of the term of the Director whose place shall be vacant, and until the election and qualification of a successor.


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                                   ARTICLE VI
                                REGULAR MEETINGS

         Regular meetings of the Board of Directors shall be held monthly on such dates as the Board may designate.


                                   ARTICLE VII
                                SPECIAL MEETINGS

         Special meetings of the Board of Directors shall be called by the Secretary and held at the request of the President or any two of the Directors.


                                  ARTICLE VIII
                               NOTICE OF MEETINGS

         The Secretary shall give notice of each meeting of the Board of Directors, whether regular or special, to each member of the Board.


                                   ARTICLE IX
                                     QUORUM

         A majority of the Directors in office at the time shall constitute a quorum at all meetings thereof.


                                    ARTICLE X
                                PLACE OF MEETINGS

         The Board of Directors may hold its meetings at such place or places within or without the State of Ohio as the Board may, from time to time, determine.


                                   ARTICLE XI
                                  COMPENSATION

         Directors, as such, shall not receive any stated salary for their services, but, on resolution of the Board, a fixed sum for expenses of attendance, if any, may be allowed for attendance at each meeting, regular or special, provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of either executive or special committees may be allowed such compensation as the Board of Directors may determine for attending committee meetings.


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                                   ARTICLE XII
                              ELECTION OF OFFICERS

         At the first meeting of the Board of Directors in each year (at which a quorum shall be present) held next after the annual meeting of the shareholders, and at any special meeting provided in Article VII, the Board of Directors shall elect officers of the Corporation (including the President), and designate and appoint such subordinate officers and employees as it shall determine. It may also appoint an executive committee or committees from their number and define its powers and duties.


                                  ARTICLE XIII
                                    OFFICERS

         The officers of this Corporation shall be a President, who shall be a Director, and also a Vice President, a Secretary, a Treasurer and a ____________________________________ who may or may not be Directors. Said
officers shall be chosen by the Board of Directors, and shall hold office for one year, and until their successors are elected and qualified. Additional Vice Presidents may be elected from time to time as determined by the Directors who may also appoint one or more Assistant Secretaries, and one or more Assistant Treasurers, and such other officers and agents of the Corporation as they may from time to time determine.

         Any officer or employee or appointed by the Board of Directors, other than that of Director, may be removed at any time upon vote of the majority of the whole Board of Directors.

         The same person may hold more than one office, other than that of President and Vice President, or Secretary and Assistant Secretary, or Treasurer or Assistant Treasurer.

         In case of the absence of any officer of the Corporation, or for any other reason which the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any Director, provided a majority of the whole Board of Directors concur herein.


                                   ARTICLE XIV
                               DUTIES OF OFFICERS

         (a) PRESIDENT. The President shall preside at all meetings of shareholders and Directors. He shall exercise, subject to the control of the Board of Directors and the shareholders of the Corporation, a general supervision over the affairs of the Corporation, and shall perform generally all duties incident to the office and such other duties as may be assigned to him from time to time by the Board of Directors.


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         (b) VICE PRESIDENT. The Vice President shall perform all duties of the
President in his absence or during his inability to act, and shall have such other and further powers, and shall perform such other and further duties as may be assigned to him by the Board of Directors.

         (c) SECRETARY. The Secretary shall keep the minutes of all proceedings of the Board of Directors and of the shareholders and make a proper record of the same, which shall be attested by him. He shall keep such books as may be required by the Board of Directors, and shall take charge of the seal of the Corporation, and generally perform such duties as may be required by the Board of Directors.

         (d) TREASURER. The Treasurer shall have the custody of the funds and securities of the Corporation which may come into his hands, and shall do with the same as may be ordered by the Board of Directors. When necessary or proper, he may endorse on behalf of the Corporation for collection, checks, notes and other obligations. He shall deposit the funds of the Corporation to its credit in such banks and depositaries as the Board of Directors may, from time to time, designate. The fiscal year of the Corporation shall be co-extensive with the calendar year. He shall submit to the annual meeting of the shareholders, a statement of the financial condition of the Corporation, and whenever required by the Board of Directors, shall make and render a statement of his accounts, and such other statements as may be required. He shall keep in books of the Corporation, full and accurate accounts of all moneys received and paid by him for account of the Corporation. He shall perform such other duties as may, from time to time, be assigned to him by the Board of Directors.


                                   ARTICLE XV
                                ORDER OF BUSINESS

 1.      Call meeting to order.

 2.      Selection of chairman and secretary.

 3.      Proof of notice of meeting.

 4.      Roll call, including filing of proxies with secretary.

 5.      Appointment of tellers.

 6.      Reading and disposal of previously unapproved minutes.

 7.      Reports of officers and committees.

 8. If annual meeting or meeting called for that purpose, election of Directors.


 9.      Unfinished business.

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10.      New business.

11.      Adjournment.

         This order may be changed by the affirmative vote of a majority in interest of the shareholders present.


                                   ARTICLE XVI
                                   AMENDMENTS

         These regulations may be adopted, amended or repealed by the affirmative vote of a majority of the shares empowered to vote thereon at any meeting called and held for that purpose, notice of which meeting has been given pursuant to law, or without a meeting by the written assent of the owners of two-thirds of the shares of the Corporation entitled to vote thereon.

         Thereupon, the following written assent to the adoption of the Code of Regulations aforesaid was entered in these minutes and subscribed by majority of the shareholders of this Corporation.


                      ASSENT TO THE ADOPTION OF REGULATIONS


                                                ________________________, 199___

         We, the undersigned, being the owners of the number of shares of INTERNATIONAL TOTAL SERVICES, INC. set opposite our respective names, do hereby assent, in writing, to the adoption of the Code of Regulations hereinbefore set forth for the government of this Corporation.


                      No. of                            No. of
Names                 Shares         Names              Shares















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